UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GlaxoSmithKline plc (Exact name of registrant as specified in its charter)	GlaxoSmithKline Capital Inc. (Exact name of registrant as specified in its charter)

England and Wales

(Jurisdiction of incorporation

or organization)

98-0607772

(I.R.S. Employer

Identification No.)

980 Great West Road, Brentford

Middlesex TW8 9GS, England

(Address of principal executive offices)

Delaware

(Jurisdiction of incorporation

or organization)

Not Applicable

(I.R.S. Employer

Identification No.)

1105 North Market Street, Suite 622

Wilmington, Delaware 19801

United States

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.700% Notes due 2016 2.800% Notes due 2023 4.200% Notes due 2043	New York Stock Exchange New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file numbers to which this form relates: 333-172621; 333-172621-01

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 10 through 19 of the Prospectus dated March 4, 2011 included in the registration statement on Form F-3 (Registration Nos. 333-172621 and 333-172621-02) of GlaxoSmithKline plc and GlaxoSmithKline Capital Inc., as supplemented by the information under the heading “Description of the Notes” on pages S-12 through S-19 of the related Prospectus Supplement, dated March 13, 2013, which information is incorporated by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

The securities to be registered hereunder are expected to be listed on the New York Stock Exchange, the exchange on which certain other securities of GlaxoSmithKline plc and GlaxoSmithKline Capital Inc. are currently registered. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Securities and Exchange Commission in connection with this Registration Statement:

1.1.	Prospectus dated March 4, 2011 and Prospectus Supplement dated March 13, 2013 incorporated by reference to the registrants’ filing under Rule 424(b)(2) dated March 13, 2013 (Registration Nos. 333-172621 and 333-172621-02).

1.2	Indenture, dated as of April 6, 2004, among GlaxoSmithKline Capital Inc., GlaxoSmithKline plc, as guarantor, and Law Debenture Trust Company of New York (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated December 27, 2007 between GlaxoSmithKline Capital Inc., GlaxoSmithKline plc, as guarantor, Law Debenture Trust Company of New York and Citibank, N.A.), incorporated by reference to Exhibit 4.3 of the registrants’ Report of Foreign Issuer on Form 6-K (File Nos. 333-104121 and 333-104121-01), filed with the Securities and Exchange Commission on April 7, 2004.

1.3	Form of Global Note for 0.700% Notes due 2016.

1.4	Form of Global Note for 2.800% Notes due 2023.

1.5	Form of Global Note for 4.200% Notes due 2046.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

GLAXOSMITHKLINE CAPITAL INC.

By:	/s/ Victoria Whyte
Name:	Victoria Whyte
Title:	Authorized Signatory

GLAXOSMITHKLINE PLC

By:	/s/ Victoria Whyte
Name:	Victoria Whyte
Title:	Company Secretary

Date: March 19, 2013

INDEX TO EXHIBITS

Exhibit No.	Exhibit

1.1	Prospectus dated March 4, 2011 and Prospectus Supplement dated March 13, 2013 incorporated by reference to the registrants’ filing under Rule 424(b)(2) dated March 13, 2013 (Registration Nos. 333-172621 and 333-172621-02).

1.2	Indenture, dated as of April 6, 2004, among GlaxoSmithKline Capital Inc., GlaxoSmithKline plc, as guarantor, and Law Debenture Trust Company of New York (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated December 27, 2007 between GlaxoSmithKline Capital Inc., GlaxoSmithKline plc, as guarantor, Law Debenture Trust Company of New York and Citibank, N.A.), incorporated by reference to Exhibit 4.3 of the registrants’ Report of Foreign Issuer on Form 6-K (File Nos. 333-104121 and 333-104121-01), filed with the Securities and Exchange Commission on April 7, 2004.

1.3	Form of Global Note for 0.700% Notes due 2016.

1.4	Form of Global Note for 2.800% Notes due 2023.

1.5	Form of Global Note for 4.200% Notes due 2043.